FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 17, 1999


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached Press Release Relative to Home Bancorp announcing 25% Dividend Increase Record Earnings Stock Repurchase Completed

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ W. Paul Wolf
Date:   March 17, 1999                                  ------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE

Home Bancorp                                       Date        March 17, 1999
132 EAST BERRY STREET -  P.O. BOX 989              Contact     W. Paul Wolf
FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502
FAX:  (219) 426-7027

 HOME BANCORP
                         25% Dividend Increase to $0.10


FORT WAYNE, Indiana, -- March 17, 1999 -- Home Bancorp (Nasdaq: HBFW) parent company of Home Loan Bank, Fort Wayne, Indiana, has declared a cash dividend of $0.10 per share. The dividend will be payable on April 8, 1999, to shareholders of record on March 25, 1999. The $0.10 per share represents a 25% increase from prior quarter's dividend of $0.08 per share paid January 7, 1999.

This is the thirteenth consecutive quarterly dividend declared by HBFW. "The 25% cash dividend increase represents the second quarterly dividend increase within a year; the $0.08 dividend paid July 9, 1998 consisted of a 60% jump over the $0.05 dividend paid in May 1998" stated W. Paul Wolf, chairman, president and chief executive officer.

Home Loan Bank operates nine retail banking offices in Fort Wayne, Decatur and New Haven. The Company had $382.4 million in assets, loans of $332.4 million, deposits totaled $330.5 million and $40.0 million in shareholders' equity as of December 31, 1998.

/contact:  W.  Paul  Wolf,  President  of  Home  Bancorp,  219-422-3502,   (Fax:
219-426-7027)/









                     Holding Company for Home Loan Bank